Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194262) of Knowles Corporation of our report dated March 28, 2014 relating to the combined financial statements and financial statement schedule which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 28, 2014